Exhibit 4.3

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Ally Financial Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.

CUSIP No.: [—]

ISIN No.: [—]

8.300% Senior Guaranteed Note Due 2015

Ally Financial Inc.

promises to pay to Cede & Co. or registered assigns,

the principal sum of FIVE HUNDRED MILLION DOLLARS on February 12, 2015.

Interest Payment Dates: February 12 and August 12 (or, if any such day is not a Business Day (as defined on the reverse side of this note), the next succeeding Business Day)

Record Dates: The calendar day immediately preceding the relevant interest payment date.

Dated: October [—], 2010

[ADDITIONAL PROVISIONS OF THIS NOTE ARE SET FORTH ON THE REVERSE SIDE OF THIS NOTE]

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Ally Financial Inc.

By:
Name:
Title:

By:
Name:
Title:

Dated: October [—], 2010

[Signature Page to Senior Guaranteed Note due 2015]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN MENTIONED INDENTURE.

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:
Authorized Signatory

Dated: October [—], 2010

[Signature Page to Senior Guaranteed Note due 2015]

[REVERSE SIDE OF NOTE]

8.300% Senior Guaranteed Note due 2015

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Ally Financial Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of five hundred million dollars ($500,000,000) at the office or agency of the Company for such purpose in the Borough of Manhattan, The City of New York, on February 12, 2015, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 8.300% per annum at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency on February 12 and August 12 (each, an “Interest Payment Date”) of each year, beginning on February 12, 2011. Such interest will accrue from and including the most recent Interest Payment Date (whether or not such Interest Payment Date was a Business Day (as defined below)) for which interest had been paid or duly provided for to but excluding the relevant Interest Payment Date. The first payment to be made on February 12, 2011 is in respect of the period from and including the last Interest Payment Date on which interest was paid on the Company’s 8.300% Senior Guaranteed Note due 2015 issued on February 12, 2010 and surrendered in exchange for this 8.300% Note (as defined below) or, if no such interest has been paid, from February 12, 2010 to but excluding February 12, 2011. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this 8.300% Note (as defined below) is registered at the close of business on the calendar day immediately preceding such Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this 8.300% Note.

If an Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

“Business Day” is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

This 8.300% Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of July 1, 1982 (as may be supplemented from time to time, herein called the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The terms of this 8.300% Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this 8.300% Note and the terms of the Indenture, the terms of this 8.300% Note shall control. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This 8.300% Note is one of [—] global notes which together represent all of the Company’s 8.300% Senior Guaranteed Notes Due 2015 registered with the United States Securities and Exchange Commission (the “8.300% Notes”, which term shall include any Additional Notes (as defined below), limited in initial issuance to the aggregate principal amount of $[—]. The 8.300% Notes will bear interest, calculated on the basis of a 360-day year consisting of twelve 30-day months.

The 8.300% Notes are in registered book-entry form without coupons in initial denominations of $2,000 and integral multiples of $1,000.

Each of GMAC Latin America Holdings LLC, GMAC International Holdings B.V., GMAC Continental LLC, IB Finance Holding Company, LLC and Ally US LLC (each a subsidiary of the Company and, together with any other subsidiaries of the Company that execute a joinder to the Guarantee Agreement (as defined below) after the date hereof, each a “Guarantor”), has entered into a guarantee agreement dated as of [—], 2010 (as may be amended, supplemented or modified from time to time, the “Guarantee Agreement”), among the Company, each Guarantor and the Trustee, and evidenced by the execution of the Notation of Guarantee attached hereto, pursuant to which each Guarantor has provided a guarantee (each a “Guarantee”) in accordance with the terms and conditions thereof. The Trustee is hereby authorized to amend the Guarantee Agreement in accordance with the terms thereof.

In addition to the covenants of the Company set forth in the Indenture, the Company agrees that (each an “Additional Covenant”):

(a) the Company shall not be permitted to sell, dispose of or otherwise transfer any of the equity interests of any Guarantor held by the Company in a transaction following which the Company ceases to own a majority of the equity interests of such Guarantor (a “Guarantor Equity Sale”) unless the net sale proceeds of such Guarantor Equity Sale are used within 5 Business Days following the receipt by the Company of such net sale proceeds from such Guarantor Equity Sale to make an investment in one or more Guarantors or Subsidiaries of Guarantors, including any Subsidiary of the Company that becomes a Guarantor or a Subsidiary of a Guarantor;

(b) the Company shall not permit any of its Subsidiaries, other than any Guarantor, to guarantee the payment of (A) any Debt (as defined in the Guarantee Agreement) of the Company or any direct or indirect parent of the Company or (B) any Debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such Debt referred to in clause (A), unless in each case such Subsidiary executes and delivers a joinder to the Guarantee Agreement providing for a Guarantee by such Subsidiary of the 8.300% Notes on an unsubordinated basis; provided that financings, securitizations and hedging activities conducted by a Subsidiary of the Company in the ordinary course of business and not incurred in contemplation of the payment of Debt described in clause (A) prior to its stated maturity shall not be deemed to be covered by clause (B); provided further that in the event that any Subsidiary rendering a Guarantee of the 8.300% Notes is released and discharged in full of the guarantee of all such other Debt, then the Guarantee of the 8.300% Notes shall be automatically and unconditionally released and discharged;

(c) the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of 8.300% Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the 8.300% Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the 8.300% Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; and

(d) the Company shall furnish to the Holder of this 8.300% Note and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, for so long as this 8.300% Note remains outstanding during any period when it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise permitted to furnish the Securities and Exchange Commission with certain information pursuant to Rule 12g3-2(b) of the Securities Exchange Act of 1934.

In addition to the Events of Default set forth in the Indenture, it shall be an “Event of Default” under the 8.300% Notes if at any time (x) the Guarantee of any Guarantor (A) ceases to be in full force and effect (other than in accordance with the terms of the Guarantee Agreement and the Indenture) or (B) is declared null and void and unenforceable or found to be invalid, (y) any Guarantor asserts in writing that its Guarantee is not in effect or is not its legal, valid and binding obligation (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Guarantee Agreement and the Indenture) or (z) the Company or any Guarantor fails to duly observe or perform any of the covenants or agreements on the part of the Company or the Guarantors in the Guarantee Agreement for a period of thirty days after the date on which written notice of such failure, requiring the Company or such Guarantor to remedy the same, shall have been given to the Company or a Guarantor, as applicable, by the Trustee or to the Company or a Guarantor, as applicable, by the Holders of at least twenty-five percent in aggregate principal amount of the 8.300% Notes then outstanding.

In case an Event of Default, as defined in the Indenture or herein, with respect to the 8.300% Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. For the avoidance of doubt, the conditions to such a declaration upon the occurrence of an Event of Default described in the immediately preceding paragraph shall be the same as the conditions for such a declaration upon the occurrence of an Event of Default pursuant to clauses (a), (b) or (c) of Section 6.01 of the Indenture. Holders of the 8.300% Notes shall vote as a separate class with respect to any defaults, Events of Default or remedies relating thereto as a result of any covenants, obligations, or provisions affecting only the 8.300% Notes, including the Additional Covenants.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected by the execution of such supplemental indentures referred to in this sentence (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of any interest thereon, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Securities then outstanding. Any such consent or waiver by the Holder of this 8.300% Note shall be conclusive and binding upon such Holder and upon all future Holders of this 8.300% Note and of any 8.300% Note issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this 8.300% Note.

Holders of the 8.300% Notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only the 8.300% Notes, including amendments, modifications or waivers with respect to the Additional Covenants. Holders of 8.300% Notes that contain redemption or mandatory redemption provisions shall vote as a separate class with respect to amendments, modifications or waivers that affect only such provisions. Holders of Securities that are not 8.300% Notes, or, with respect to redemption or mandatory redemption provisions, that do not have such provisions, shall not have any voting rights with respect to such matters.

For the avoidance of doubt, in determining whether the Holders of the required aggregate principal amount of 8.300% Notes have concurred in any direction, consent or waiver, 8.300% Notes which are owned by the Company or any other obligor on the 8.300% Notes, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the 8.300% Notes, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only 8.300% Notes which a responsible officer of the Trustee knows are so owned shall be so disregarded. 8.300% Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this paragraph if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such 8.300% Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

No reference herein to the Indenture and no provision of this 8.300% Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 8.300% Note at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

The Company may from time to time, without notice to or the consent of the registered holders of the 8.300% Notes, create and issue additional notes (the “Additional Notes”) ranking pari passu with the 8.300% Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes). Such Additional Notes may be consolidated and form a single series with the 8.300% Notes and have the same terms as to status, redemption or otherwise as the 8.300% Notes.

This 8.300% Note may not be redeemed prior to maturity.

Upon due presentment for registration of transfer of this 8.300% Note at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new 8.300% Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Holder in whose name this 8.300% Note is registered upon the books of the Company to be, and may treat such Holder as, the absolute owner of this 8.300% Note (whether or not this 8.300% Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof (and premium, if any) and interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement in the Indenture or any indenture supplemental thereto or in any Security, or because of any indebtedness represented thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This 8.300% Note is governed by and construed in accordance with the laws of the State of New York.

This 8.300% Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Guarantee Agreement.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________________________________________

_________________________________________________________________________________________________

Please print or typewrite name and address including postal zip code of assignee

_________________________________________________________________________________________________

the within 8.300% Note of Ally Financial Inc. and hereby irrevocably constitutes and appoints

____________________________________________________________________ attorney to transfer said 8.300% Note on the books of the within-named Company, with full power of substitution in the premises.

Dated: _______________

SIGN HERE
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Guarantee Agreement) has, irrevocably and unconditionally guaranteed, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Trustee (as defined below), each Holder of a 8.300% Note authenticated and delivered by the Trustee and each of their successors, transferees and assigns, to the extent set forth in the Guarantee Agreement dated as of [—], 2010 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) among Ally Financial Inc., the Guarantors party thereto and The Bank of New York Mellon, as Trustee (the “Trustee”), the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of Ally Financial Inc. in respect of the 8.300% Notes (pursuant to the terms thereof and of the Indenture), whether for payment of (i) principal of, or premium, if any, interest or additional interest on the 8.300% Notes, (ii) expenses, (iii) indemnification or (iv) otherwise. The obligations of the Guarantors to the Holders of 8.300% Notes and to the Trustee pursuant to the Guarantee Agreement are expressly set forth in the Guarantee Agreement and reference is hereby made to the Guarantee Agreement for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Guarantee Agreement.

[SIGNATURE PAGE FOLLOWS]

GMAC LATIN AMERICA HOLDINGS LLC

By:
Name:
Title:

GMAC INTERNATIONAL HOLDINGS B.V.

By:
Name:
Title:

GMAC CONTINENTAL LLC

By:
Name:
Title:

Ally US LLC

By:
Name:
Title:

IB FINANCE HOLDING COMPANY, LLC

By:
Name:
Title:

[Signature Page to Senior Guaranteed Note due 2015]